    As filed with the Securities and Exchange Commission on January 21, 2003
                                           Registration Statement No. 333-______
================================================================================

                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                               ------------------

                                    FORM SB-2
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                               -------------------

                               CCP WORLDWIDE, INC.
                 (Name of small business issuer in its charter)

          Delaware                       3086                    45-0486747
(State of incorporation or     (Primary Standard Industrial  (I.R.S.Employer
jurisdiction of organization)  Classification Code Number)   Identification No.)

                              ---------------------

                        6040-A Six Forks Road, Suite 179
                          Raleigh, North Carolina 27609
                                 (919) 872-0401
          (Address and telephone number of principal executive offices)

                             ----------------------

                                David R. Allison
                      President and Chief Executive Officer
                               CCP Worldwide, Inc.
                        6040-A Six Forks Road, Suite 179
                          Raleigh, North Carolina 27609
                                 (919) 872-0401
            (Name, address and telephone number of agent for service)

                            ------------------------

Copies of all communications, including all communications sent to the agent for service, should be sent to:
                            Adam S. Gottbetter, Esq.
                             Kevin F. Barrett, Esq.
                        Kaplan Gottbetter & Levenson, LLP
                                630 Third Avenue
                            New York, New York 10017
                                 (212) 983-6900

                            ------------------------

     Approximate date of proposed sale to the public: From time to time after the effective date of the registration statement until such time that all of the shares of common stock registered hereunder have been sold.

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. |X|

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

     If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. |_|

                         CALCULATION OF REGISTRATION FEE
=========================================================================================================
   TITLE OF EACH CLASS           AMOUNT BEING   OFFERING PRICE     MAXIMUM AGGREGATE      AMOUNT OF
OF SECURITIES BEING REGISTERED    REGISTERED     PER SHARE (1)     OFFERING PRICE (1)   REGISTRATION FEE
---------------------------------------------------------------------------------------------------------
Shares of Common Stock . . . . .   1,995,000         $.10               $199,500             $25
---------------------------------------------------------------------------------------------------------
Total. . . . . . . . . . . . . .                                        $199,500             $25
---------------------------------------------------------------------------------------------------------
Amount Due. . . . . . . . . . .                                                              $25
=========================================================================================================

(1)  Estimated  for  purposes of computing the registration fee pursuant to Rule
457.
                                   -------------------------

     THE REGISTRANT HEREBY AMENDS THE REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THE REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

================================================================================

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. THESE SECURITIES MAY NOT BE SOLD UNTIL THE REGISTRATION STATEMENT FILED WITH THE
SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL, NOR DOES IT SEEK AN OFFER TO BUY, THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

SUBJECT  TO  COMPLETION.  DATED                                ,  2003.

PROSPECTUS



                               CCP WORLDWIDE, INC.


                        1,995,000 SHARES OF COMMON STOCK


     This prospectus relates to the resale by the selling stockholders of 1,995,000 shares of our common stock. The selling stockholders will sell the shares from time to time at $.10 per share until our shares are quoted on the Over-the-Counter Bulletin Board ("OTCBB") and thereafter at prevailing market prices or privately negotiated prices. There is no set minimum or maximum number of shares that can be purchased by an investor. There is no assurance that our common stock will be included on the OTCBB. We will not receive any proceeds from any sales made by the selling stockholders but will pay the expenses of this offering. This is the initial registration of any of our shares.

     No  public  market  currently  exists  for  the  shares  of  common  stock.

     AS YOU REVIEW THIS PROSPECTUS, YOU SHOULD CAREFULLY CONSIDER THE MATTERS DESCRIBED IN "RISK FACTORS" BEGINNING ON PAGE 4.

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED ON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


                   The date of this prospectus is       , 2003

                                TABLE OF CONTENTS
                                                                            Page

Summary. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       1

Risk  Factors. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     4

Cautionary  Note  Regarding  Forward-Looking  Statements. . . . . . . . . .    7

Use  of  Proceeds. . . . . . . . . . . . . . . . . . . . . . . . . . . . .     7

Capitalization. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    8

Management's  Discussion  and  Analysis  of  Financial  Condition and
     Results of Operations. . . . . . . . . . . . . . . . . . . . . . . . .    8

Dividend  Policy. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   10

Description  of  Business. . . . . . . . . . . . . . . . . . . . . . . . . .  10

Directors,  Executive  Officers,  Promoters  and  Control  Persons. . . . .   15

Executive  Compensation. . . . . . . . . . . . . . . . . . . . . . . . . . .  16

Security  Ownership  of  Certain  Beneficial  Owners  and  Management. . . .  18

Certain  Relationships  and  Related  Transactions. . . . . . . . . . . . .   19

Description  of  Securities. . . . . . . . . . . . . . . . . . . . . . . . .  19

Selling  Stockholders. . . . . . . . . . . . . . . . . . . . . . . . . . . .  21

Plan  of  Distribution. . . . . . . . . . . . . . . . . . . . . . . . . . .   24

Market  for  Common  Equity. . . . . . . . . . . . . . . . . . . . . . . . .  25

Legal  Proceedings. . . . . . . . . . . . . . . . . . . . . . . . . . . . .   26

Legal  Matters. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   26

Experts. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    26

Where  You  Can  Find  More  Information. . . . . . . . . . . . . . . . . .   26

Index  to  Financial  Statements. . . . . . . . . . . . . . . . . . . . . .   27


                     DEALER PROSPECTUS DELIVERY OBLIGATION

     Until ____, 2003 (90 days from the date of this prospectus), all dealers that effect transactions in these securities, whether or not participants in this offering, may be required to deliver a prospectus.

                                     SUMMARY

     This summary highlights the key information contained in this prospectus. Because it is a summary, it does not contain all of the information you should consider before making an investment decision. You should read the entire prospectus carefully, including the section titled "Risk Factors".


BUSINESS


     CCP Worldwide, Inc. ("CCP"), through its wholly owned operating subsidiary Custom Craft Packaging, Inc., ("Custom Craft") plans to manufacture cross-linked polyethylene foam. Cross-linked polyethylene is a plastic product that has a very tight cell structure and is nonporous. Cross-linked polyethylene is thermoformable and compression moldable which allows it considerable versatility in its end use applications. Cross-linked polyethylene may be laminated by either heat or adhesives, which provides additional applications based on size and intricacies of form. Applications for cross-linked polyethylene include toys, automotive parts, shoes, flotation devices, and other consumer, medical and industrial products.

     Since 1993, Custom Craft has been a broker in the packaging business. Custom Craft primarily brokers corrugated boxes and foam packaging for the manufacturers of industrial and consumer products. Custom Craft seeks to find the best packaging product at the best price for its customers. Neither CCP nor Custom Craft have any manufacturing experience.

                                                  THE OFFERING

Shares offered by the selling stockholders.  1,995,000

Common  stock  outstanding . . . . . . . .   4,995,000

Use  of proceeds. . . . . . . . . . . . ..   The  selling  stockholders  will
                                             receive  the  net proceeds from the
                                             sale  of  shares.  We  will receive
                                             none  of the proceeds from the sale
                                             of  shares  offered  by  this
                                             prospectus.

                      SUMMARY OF HISTORICAL FINANCIAL DATA

     In the table below, we provide you with summary historical financial information of CCP Worldwide, Inc. The following statement of operations data for the year ended December 31, 2001 and the balance sheet data as of December 31, 2001 is derived from the audited financial statements of CCP Worldwide, Inc. included elsewhere in this prospectus. The following statement of operations data for the nine-months ended September 30, 2002 and 2001 and the years ended December 31, 2000, 1999, 1998 and 1997, and the balance sheet data as of September 30, 2002 and the years ended December 31, 2000, 1999, 1998, 1997 have been derived from the unaudited financial statements of CCP Worldwide, Inc. which, in the opinion of management, have been prepared on the same basis as the audited financial statements and reflect all adjustments, consisting only of normal recurring adjustments, necessary for fair presentation. Results for the nine-month period ended September 30, 2002 are not necessarily indicative of results that may be expected for the entire year.

     The following financial data should be read in conjunction with, and is qualified by reference to, "Selected Historical Financial Data," "Management's Discussion and Analysis of Financial Condition and Results of Operations," and the financial statements of CCP Worldwide, Inc. including the notes to these financial statements, included elsewhere in this registration statement/prospectus.

                       CCP WORLDWIDE, INC. and Subsidiary

                       Selected Historical Financial Data


                                   Nine Months Ended
                                     September 30,                   Years Ended December 31,
                                 -------------------- ---------------------------------------------------
                                   2002        2001      2001      2000      1999      1998      1997
                                 ---------- --------- --------- --------- --------- ---------- ----------
                                      (Unaudited)                                   (Unaudited)
                                 --------------------                     -------------------------------
Statement of income data:
-------------------------
Net sales                        $  250,585 $ 324,439 $ 399,848 $ 486,989 $ 302,370 $  219,888 $  210,186
Cost of sales                       214,848   277,494   344,511   413,291   257,552    168,713    163,977
                                 ---------- --------- --------- --------- --------- ---------- ----------
Gross margin                         35,737    46,945    55,337    73,698    44,818     51,175     46,209
                                 ---------- --------- --------- --------- --------- ---------- ----------

Selling, general and
 administrative expenses             15,898     6,412    21,656    13,807    26,253     22,297     25,021
Depreciation                             87         -        55        95       158          -        237
                                 ---------- --------- --------- --------- --------- ---------- ----------
Total expenses                       15,985     6,412    21,711    13,902    26,411     22,297     25,258
                                 ---------- --------- --------- --------- --------- ---------- ----------

Income before income taxes
-historical                          19,752    40,533    33,626    59,796    18,407     28,878     20,951
                                 ---------- --------- --------- --------- --------- ---------- ----------

Pro forma income taxes-
    current:
Federal                               2,963     6,080     5,044     9,949     2,761      4,332      3,143
State                                 1,363     2,797     2,320     4,126     1,270      1,993      1,446
                                 ---------- --------- --------- --------- --------- ---------- ----------
Total pro forma income taxes          4,326     8,877     7,364    14,075     4,031      6,324      4,588
                                 ---------- --------- --------- --------- --------- ---------- ----------


Net income pro forma             $   15,426 $  31,656 $  26,262 $  45,721 $  14,376 $   22,554 $   16,363
                                 ========== ========= ========= ========= ========= ========== ==========




                                   Nine Months Ended
                                     September 30,                   Years Ended December 31,
                                 -------------------- ---------------------------------------------------
                                   2002        2001      2001      2000      1999      1998      1997
                                 ---------- --------- --------- --------- --------- ---------- ----------
                                      (Unaudited)                                   (Unaudited)
                                 --------------------                     -------------------------------
Balance Sheet Data
------------------
Total current assets             $   45,533 $  51,960 $  53,556 $  54,583 $  26,239 $   44,375 $   61,723
Total other assets                        -       142        87       142       237        591        591
                                 ---------- --------- --------- --------- --------- ---------- ----------
Total assets                     $   45,533 $  52,102 $  53,643 $  54,725 $  26,476 $   44,966 $   62,314
                                 ========== ========= ========= ========= ========= ========== ==========


Total current liabilities            34,676    42,116    54,788    54,821    26,518     23,752     55,286

Total shareholders' equity
(deficit)                            10,857     9,986    (1,145)      (96)      (42)    21,214      7,028
                                 ---------- --------- --------- --------- --------- ---------- ----------


Total liabilities and
shareholders' equity             $   45,533 $  52,102 $  53,643 $  54,725 $  26,476 $   44,966 $   62,314
                                 ========== ========= ========= ========= ========= ========== ==========


                                  RISK FACTORS

     Investing in our common stock involves a high degree of risk. You should carefully consider the risks and uncertainties described below before you purchase any of our common stock. All of the known material risks inherent in this offering are addressed below. These risks and uncertainties are not the only ones we face. Unknown additional risks and uncertainties, or ones that we currently consider immaterial, may also impair our business operations.

     If any of these risks or uncertainties actually occur, our business, financial condition or results of operations could be materially adversely affected. In this event you could lose all or part of your investment.

WE HAVE NO OPERATING HISTORY OR REVENUES IN THE MANUFACTURING OF CROSS-LINKED POLYETHYLENE FOAM MAKING IT DIFFICULT TO EVALUATE OUR PROSPECTS.

     We are a new enterprise that has no operating history and no revenues in the manufacturing of cross-linked polyethylene foam upon which an evaluation of our business and prospects can be based. We must, therefore, be considered to be subject to all of the risks inherent in the establishment of a new business enterprise, including the prospective development and marketing costs, along with the uncertainties of being able to effectively market our services. We cannot assure you at this time that we will operate profitably or that we will have adequate working capital to meet our obligations as they become due.

UNLESS WE RAISE AN ADDITIONAL $4,500,000 TO BEGIN OPERATIONS TO MANUFACTURE CROSS-LINKED POLYETHYLENE FOAM, YOU MAY LOOSE ALL OF YOUR INVESTMENT.

     We need to raise an additional $4,500,000 to begin operations to manufacture cross-linked polyethylene foam. We have no commitments from any funding sources to raise the additional $4,500,000 needed. If we fail to raise this additional $4,500,000 we will not be able to begin production and you may loose all of your investment.

WE PLAN TO DO A PRIVATE OFFERING OF OUR COMMON STOCK IN 2003 TO RAISE AN ADDITIONAL $1,500,000, WHICH WILL FURTHER DILUTE YOUR OWNERSHIP INTEREST IN CCP.

     We plan to do a private offering of our common stock in 2003. We will seek to raise an additional $1,500,000, which will further dilute your ownership interest in CCP. We have no commitments from any funding sources to raise the additional $1,500,000 needed in 2003. We do not know what the offering price of the stock may be. If we fail to raise $1,500,000 in 2003 you may loose all of your investment.

IF WE FAIL TO ENTER INTO AN AGREEMENT WITH A COMPANY THAT CAN PROVIDE THE EQUIPMENT AND EXPERTISE TO MANUFACTURE CROSS-LINKED POLYETHYLENE FOAM, YOU MAY LOSE ALL OF YOUR INVESTMENT.

     We need to enter into an agreement with a company that can provide the equipment and expertise to manufacture cross-linked polyethylene foam. We have no commitments from any such company to provide the needed equipment and manufacturing expertise. Failure to enter into such an agreement would prevent us from operations and you may loose all of your investment.

WE HAVE NO MANUFACTURING EXPERIENCE, WHICH MAY RESULT IN THE FAILURE OF CCP AND THEREFORE YOU MAY LOSE ALL OF YOUR INVESTMENT.

     Although CCP's operating subsidiary Custom Craft Packaging, Inc. has had operations since 1993, it has no experience in manufacturing. This lack of experience may make it more difficult for CCP to succeed as a manufacturer of cross-linked polyethylene foam. Therefore, you may loose all of your investment.

COMPETITION FROM LARGER AND BETTER-FUNDED COMPANIES MAY MAKE IT DIFFICULT FOR US TO SUCCEED.

     We face competition from many larger and better-funded companies which may make it difficult for us to succeed.

WE ARE DEPENDENT UPON OUR OFFICERS AND DIRECTORS, DAVID ALLISON, FRANCIS PROVENCHER AND TOM SHUTE, ANY REDUCTION IN THEIR ROLES IN CCP WOULD HAVE A MATERIAL ADVERSE EFFECT.

     The success of CCP is dependent on the vision, knowledge, business relationships and abilities of CCP's officers and directors David Allison, Francis Provencher and Tom Shute. Any reduction of their roles in the business would have a material adverse effect on CCP. CCP does not have employment contracts or key man life insurance policies with our officers.

UNLESS A PUBLIC MARKET DEVELOPS FOR OUR COMMON STOCK, YOU MAY NOT BE ABLE TO SELL YOUR SHARES, THEREFORE YOUR INVESTMENT WOULD BE A COMPLETE LOSS.

     There is no public market for our common stock. An active trading market may never develop or, if developed, it may not be maintained. Failure to develop or maintain an active trading market could negatively affect the price of our securities, and you may be unable to sell your shares, and therefore your investment would be a complete loss.

IF OUR STOCK DOES BECOME PUBLICLY TRADED, WE WILL LIKELY BE SUBJECT TO THE PENNY STOCK RULES, THEREFORE YOU MAY FIND IT MORE DIFFICULT TO SELL YOUR SECURITIES.

     Broker-dealer practices in connection with transactions in "penny stocks" are regulated by certain rules adopted by the Securities and Exchange Commission. Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ Stock Market provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system). The rules require that a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, deliver a standardized risk disclosure document that provides information about penny stocks and the risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in connection with the transaction and monthly account statements showing the market value of each penny stock held in the customer's account. In addition, the rules generally require that prior to a transaction in a penny stock, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. These disclosure requirements may have the effect of reducing the liquidity of penny stocks. If our securities become subject to the penny stock rules, investors in the offering may find it difficult to sell their securities.

WE MAY NOT QUALIFY FOR OVER-THE-COUNTER ELECTRONIC BULLETIN BOARD INCLUSION, AND THEREFORE YOU MAY BE UNABLE TO SELL YOUR SHARES.

     Upon completion of this offering, we will attempt to have our common stock eligible for quotation on the Over-the-Counter Electronic Bulletin Board
("OTCBB" or "Bulletin Board"). OTCBB eligible securities includes securities not listed on NASDAQ or a registered national securities exchange in the U.S. and that are also required to file reports pursuant to Section 13 or 15(d) of the Securities Act of 1933, and the company is current in its periodic securities reporting obligations. CCP has engaged a broker/dealer who has filed a Form 211 with the National Association of Securities Dealers ("NASD") in order to allow the quotation of CCP's common stock on the OTCBB. The market maker has committed to make a market in our securities once the Form 211 clears with the NASD. For more information on the OTCBB see its website at www.otcbb.com. If for any reason, however, any of our securities are not eligible for continued quotation on the Bulletin Board or a public trading market does not develop, purchasers of the shares may have difficulty selling their securities should they desire to do so. If we are unable to satisfy the requirements for quotation on the Bulletin Board, any trading in our common stock would be conducted in the over-the-counter market in what are commonly referred to as the "pink sheets". As a result, an investor may find it more difficult to dispose of, or to obtain accurate quotations as to the price of, the securities offered hereby. The above-described rules may materially adversely affect the liquidity of the market for our securities. (See PLAN OF DISTRIBUTION.)

OUR PRESIDENT AND CHAIRMAN OF THE BOARD OF DIRECTORS BENEFICIALLY OWNS APPROXIMATELY 60% OF OUR STOCK; HIS INTERESTS COULD CONFLICT WITH YOURS; SIGNIFICANT SALES OF STOCK HELD BY HIM COULD HAVE A NEGATIVE EFFECT ON OUR STOCK PRICE; SHAREHOLDERS MAY BE UNABLE TO EXERCISE CONTROL.

     As of January 21, 2003, our president and chairman of the board of directors, David R. Allison was the beneficial owner of approximately 60% of our common stock. As a result, Mr. Allison will have significant ability to:

     -    elect  or  defeat  the  election  of  our  directors;
     -    amend or prevent amendment of our articles of incorporation or bylaws;
     - effect or prevent a merger, sale of assets or other corporate transaction; and
     - control the outcome of any other matter submitted to the shareholders for vote.

     As a result of his ownership and position, our president and chairman of the board of directors is able to significantly influence all matters requiring shareholder approval, including the election of directors and approval of significant corporate transactions. In addition, sales of significant amounts of shares held by Mr. Allison, or the prospect of these sales, could adversely affect the market price of our common stock. Mr. Allison's stock ownership may discourage a potential acquirer from making a tender offer or otherwise attempting to obtain control of us, which in turn could reduce our stock price or prevent our shareholders from realizing a premium over our stock price. (See SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT.)

WE DO NOT EXPECT TO PAY DIVIDENDS, THEREFORE YOU MAY NOT RELY ON YOUR INVESTMENT TO BE A SOURCE OF INCOME.

     We do not anticipate paying cash dividends in the foreseeable future. Therefore you may not rely on your investment in our stock as a source of income.
              CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

     This prospectus contains certain financial information and statements regarding our operations and financial prospects of a forward-looking nature. Although these statements accurately reflect management's current understanding and beliefs, we caution you that certain important factors may affect our actual results and could cause such results to differ materially from any forward-looking statements which may be deemed to be made in this prospectus. For this purpose, any statements contained in this prospectus which are not statements of historical fact may be deemed to be forward-looking statements. Without limiting the generality of the foregoing, words such as, "may", "will", "intend", "expect", "believe", "anticipate", "could", "estimate", "plan" or "continue" or the negative variations of those words or comparable terminology are intended to identify forward-looking statements. There can be no assurance of any kind that such forward-looking information and statements will be reflective in any way of our actual future operations and/or financial results, and any of such information and statements should not be relied upon either in whole or in part in connection with any decision to invest in the shares.

                                 USE OF PROCEEDS

     We will not receive any proceeds from the sale of the stockholder's shares offered by this prospectus. All proceeds from the sale of the stockholders' shares will be for the account of the selling shareholders.

                                 CAPITALIZATION

     The following table sets forth our capitalization as of September 30, 2002.

Total  Liabilities. . . . . . . . . . . . . . . . . .. . . . . . . . . . . . . . .. . ..   $    34,676
Stockholders'  equity:
   Common stock, $.001 par value; authorized 100,000,000 shares,
      issued and outstanding  3,141,500  shares. . . . . . . . . . . . . . . . . . . . .         3,142
   Preferred  stock,  $.0001  par  value;  authorized 5,000,000 shares, issued and
      outstanding  -0-. . . . . . . . . . . . . . . . . .. . . . . . . . . . . . . . . .             0
   Additional  paid-in  capital . . . . . . . . . . . . . . . . . . . . . . . . . . . .         11,508
   Accumulated  Deficit. . . . . . . . . . . . . . . . . . . . .  . . . . . . . . . . ..        (3,793)
   Total  shareholders'  equity . . . . . . . . . . . . . . . . . . . . . . . . . . . ..        10,857
Total  capitalization. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        45,533

                    MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                  FINANCIAL CONDITION AND RESULTS OF OPERATIONS

OVERVIEW

     CCP plans to manufacture cross-linked polyethylene foam. CCP has no experience in manufacturing cross-linked polyethylene foam, or experience in any type of manufacturing, and needs to raise $4,500,000 in order to begin manufacturing. Therefore, CCP believes that the operating history of its operating subsidiary Custom Craft Packaging, Inc. is not in any way indicative of the results that may be expected from the planned manufacture of cross-linked polyethylene foam.

CCP's costs of sales and operating expenses have increased significantly since CCP's inception. This trend reflects increased costs associated with lower profit margins on the product mix of the more recent sales.
CCP has a limited operating history on which to base an evaluation of its business and prospects. CCP's prospects must be considered in light of the risks, expenses and difficulties frequently encountered by companies in their early stage of development.

RESULTS  OF  OPERATIONS  -  YEARS  ENDED  DECEMBER  31,  2001  AND  2000

     Net Sales. Net sales fell from $486,989 in 2000 to $399,848 in 2001 as a result of the general economic downturn, in part related to the terrorist attack of September 11, 2000.

     Cost of Sales. Cost of sales decreased from $413,291 in 2000 to $344,511 in 2001 reflecting CCP's decrease in sales volume.

     Selling, General and Administrative Expenses. Selling, general and administrative expenses increased from $13,807 in 2000 to $21,656 in 2001 largely as a result of adding automobile expenses in 2001.

     Income Taxes. Total pro forma income taxes fell from $14,075 in 2000 to $$7,364 in 2001 as a result of decreased net income.

     Net Income. Net income fell from $45,721 in 2000 to $26,262 in 2001 reflecting decreased sales.

RESULTS  OF  OPERATIONS  -  NINE  MONTHS  ENDED  SEPTEMBER  30,  2001  AND  2002

     Net Sales. Net sales fell from $324,439 for the nine months ended September 30, 2001 to $250,585 for the nine months ended September 30, 2002 as a result of the general economic downturn. For example, in 2001 CCP had sales of $18,470 to Valcor, Inc., whereas in 2002 CCP had no sales to Valcor, Inc.

     Cost of Sales. Cost of sales decreased from $277,494 for the nine months ended September 30, 2001 to $214,848 for the nine months ended September 30, 2002 reflecting CCP's decreased sales volume. CCP's gross profit margin for the nine months ended September 30, 2002 was approximately 14% of net sales.

     Selling General and Administrative Expenses. Selling, general and administrative expenses increased from $6,412 for the nine months ended September 30, 2001 to $15,898 for the nine months ended September 30, 2002. This increase was largely due to adding automobile expenses in the second half of 2001.

LIQUIDITY  AND  CAPITAL  RESOURCES

     Since inception CCP has financed its operations with cash flow from operations and through the issuance of promissory notes and the private sale of its common stock.

     Net  Cash  provided  by operating activities was $39,608 for the year ended
December 31, 2001 and $58,221 for the year ended 2000. Net Cash provided by operating activities was $19,593 for the nine month period ended September 30, 2002 and $38,887 for the nine month period ended September 30, 2001.

     Cash flows used by financing activities of $34,675 for the year ended December 31, 2001 consisted of distributions to shareholder, David R. Allison. Cash flows used by financing activities of $30,450 for the nine month period ended September 30, 2001 consisted of distributions to shareholder, David R. Allison. Cash flows used by financing activities of $10,250 for the nine month period ended September 30, 2002 consisted of $19,450 distributions to shareholder, David R. Allison, net of $9,150 raised from sale of new shares.

     Further, from November 2002 to January, 2003, CCP sold 1,945,000 shares of its common stock at $.10 per share for a total of $194,500. The sales were a private transaction and a private placement memorandum was provided to these investors.

     As  of  September  30,  2002,  CCP  had  $14,248  of  cash.

     CCP requires additional capital of approximately $4,500,000 to begin the manufacture of polyethylene foam. CCP will seek to sell additional equity or debt securities. The sale of additional equity or debt securities could result in additional dilution to CCP's stockholders. There can be no assurance that financing will be available in amounts or on terms acceptable to CCP, if at all. CCP has no material commitments for capital expenditures.

                                 DIVIDEND POLICY

     We have never declared or paid any cash dividends on our common stock. We anticipate that any earnings will be retained for development and expansion of our business and we do not anticipate paying any cash dividends in the foreseeable future. Our board of directors has sole discretion to pay cash dividends based on our financial condition, results of operations, capital requirements, contractual obligations and other relevant factors.

                             DESCRIPTION OF BUSINESS

     CCP Worldwide, Inc. ("CCP") was incorporated under the laws of Delaware on September 23, 2002. Our current operations are conducted through our wholly owned subsidiary Custom Craft Packaging, Inc. ("Custom Craft"), which was incorporated under the laws of North Carolina on July 28, 1993. Since 1993, Custom Craft has been a broker in the packaging business. Custom Craft primarily brokers corrugated boxes and foam packaging for the manufacturers of industrial and consumer products. Custom Craft seeks to find the best packaging product at the best price for its customers. Neither CCP nor Custom Craft have any manufacturing experience.

     CCP plans to manufacture cross-linked polyethylene foam. Cross-linked polyethylene is a plastic product that has a very tight cell structure and is nonporous. Cross-linked polyethylene is thermoformable and compression moldable which allows it considerable versatility in its end use applications. Cross-linked polyethylene may be laminated by either heat or adhesives, which provides additional applications based on size and intricacies of form. Applications for cross-linked polyethylene include toys, automotive parts, shoes, flotation devices, and other consumer, medical and industrial products.

     The cross-linked polyethylene foam density ranges from 1.5 pounds per cubic foot to 8 pounds per cubic foot. CCP believes that cross-linked polyethylene is non-abrasive, aesthetically pleasing and has more user applications than standard polyethylene. Cross-linked polyethylene is plastic-like in appearance due to its very tight construction of miniature cells. Cross-linked polyethylene can be cut and shaped into many different forms for a multitude of uses, thus increasing its market potential.

     The raw cross-linked polyethylene foam product, as it comes out of the mold, is approximately 96" long, 30" wide and 4" deep and is called a "bun". The outside of this finished foam product has a self-generated tight skin that is generally removed after purchase, leaving the durable foam. CCP believes that other suppliers of this product produce a skin that is uneven and has low spots throughout the length of the bun. As a result, foam is wasted when cutting off the uneven skin. CCP believes that its planned production process will allow our foam to maintain an even surface throughout, therefore providing the fabricator with more useable foam per bun.

     CCP believes that cross-linked polyethylene foam has higher end performance characteristics than standard polyethylene foam. These characteristics consist of higher compression strength, better creep factors (performance over use and time), no off-gassing of hydrochlorofluorocarbons and no isobutane residue. Many end use applications require some or all of these characteristics.

     The potential market for CCP foam products are fabricators and distributors. Fabricators physically convert foams into end use products, whereas distributors often play a significant role in the material distribution chain. Since distributors carry inventory and can provide products in short lead times and in less than truckload quantities many fabricators rely on distributors for foam materials.

     The following industries and industry categories are the primary end users of cross-linked polyethylene:

-  Automotive Cushion and Component Parts    - Gaskets, Water Sport Floatation Devices
-  Shoes  (Soles  and  Insoles)              -  Consumer  and  Novelty  Products
-  Furniture  Padding                        -  Wrestling  Mats
-  Athletic  Products                        -  Astro  Turf  Pads
-  Packaging                                 -  Industrial  and  Medical  Uses

     CCP expects to produce high quality cross-linked foam with superior quality characteristics that will allow CCP to replace low-end packaging foams and more expensive rubber products that have been used by fabricators in the past.

     CCP believes that the highest quality cross-linked polyethylene recognized worldwide is manufactured utilizing equipment developed by an Australian company called Thermoplastic Foam Industries Pty Ltd. ("TFI"). TFI has facilities in West Gosford, Australia. CCP intends to purchase equipment and technical expertise directly from TFI, or from a company with similar expertise. CCP has no agreement with TFI or any other company to obtain the equipment and expertise that CCP needs to begin manufacturing cross-linked polyethylene.

     CCP must raise an additional $4,500,000 for equipment, working capital and related costs to begin the manufacture of cross-linked polyethylene. CCP will seek to borrow funds through a bank, guaranteed by the United States Department of Agriculture (USDA) Rural Development program. This program is a business and industrial loan guarantee program administrated by the Rural Business Cooperative Service of the USDA's Rural Development.

     In addition to seeking a bank loan, CCP intends to apply for economic grants and incentives from state, regional, and local agencies. CCP also intends to execute a secondary stock offering to raise $1,500,000 dollars as part of the $4,500,000 needed for the project.

COMPETITION

     Below is a summary of the larger foam manufacturers that would be considered competitors of CCP and their estimated market share. There are three manufacturers in the U.S. and two internationally that represent most of the industry supply.

                                    Estimated %      Estimated
   Company          Locations       of Bun Market    Annual Sales
   -------          ---------       --------------   -------------
    Celect     St. Johnsville, NY         24%         $13 million
               Richfield Springs, NY

    Voltek     Lawrence, MA               45%         $100 million
               Coldwater, MI

    Zote Foam  England                    18%         $10 million

    Toilon     Ontario, CA                 4%         $3 million

   Youngbow    Korea                       9%         $5 million

     Another significant market is the ethylene vinyl acetate-enhanced cross-linked poly-ethylene market.

                    Manufacturers of Ethylene Vinyl Acetate
                     Enhanced Cross-Linked Polyethylene Bun
                    ---------------------------------------
                                              Estimated
                    Company     Locations     Annual Sales
                    -------     ---------     -------------
                    Rubatex     Bedford, VA    $25  million

                    Monarch     Baltimore, MD  $12  million

     CCP will initially seek business east of the Mississippi River with future expansion to the West Coast, Canada, and Mexico.

     We  will  market  CCP's  products  by  the  following:

          -    CCP  internet  web  site

          -    Professional  literature

          -    Attend  and  solicit  at  industry  seminars  and  trade meetings

          -    Form  customer  alliances

     CCP believes that five producers control the cross-linked polyethylene foam industry. Consequently, CCP believes that this limited competition allows the current producers to charge a premium for their cross-linked polyethylene foam.

PRODUCTION

     CCP's goal is to pre-sell 70% of the plant's production capacity prior to the startup of manufacturing operations.

LABOR  FORCE  AND  EMPLOYEES

     CCP is planning to locate in rural North Carolina in an area that will provide a readily available labor force.

     CCP plans to have 25 hourly employees and 10 salaried employees by the end of the first year of operations. The range of pay for hourly employees will be from $8.00 per hour to $11.00 per hour. The range for salaried employees will be from $22,000 per year to $75,000 per year.

SUPPLIER

     CCP plans to purchase supplies, including polyethylene resin, for the production and manufacture of cross-linked polyethylene foam buns. The major supplies may be purchased from the companies listed below:

               Supplier                       Location
               --------                       --------
               1.    Dow  Chemical            Midland,  MI
               2.    Van  Waters & Rogers     Greensboro,  NC
               3.    Witco                    Greenwich,  CT
               4.    Exxon  Chemical Company  Houston,  TX

COST  OF  EQUIPMENT

     CCP plans to purchase machinery and technology to build a state of the art cross-linked polyethylene foam manufacturing facility. The following is an estimate of the planned purchases:

Description                                                                                 Estimated Cost
-----------                                                                                 --------------
Equipment  -  Proposed  purchase  from  TFI  or  similar  company
 1  Mixer  (heats  and  mixes  resins  and  chemicals)
 1  Mill  (levels  and  flattens  chemical  mix  into  sheets)
 2  x  Stage  1  Presses  (first chemical expansion using heat and blowing agent)
 6  x  Stage  2  Presses  (further expansion (greater dwell time over first stage press))
 2  Sets  of  Molds  (forms  the  block (or bun) sizes; two sizes: 4" x 48" x 96"
                    and  4"  x  54"  x  108")
 Large  Mixer  for  FR  Grades  (fire  retardant  requires  special  mixer)
 Heavy  Duty  Molds  for  4,  6  &  8  lb.  Product
      Estimated  Cost. . . . .  . . . . . . . . . . . . . . . . . . . . . . . . .. . .. .  $  2,540,000

Description                                                                                 Estimated Cost
-----------                                                                                 --------------
Equipment  -  Proposed  purchase  from  U.S.  sources
  1  Steam  Boiler  300  h.p.  (horse  power)  (used  for  heating  chemical)
  1  Cooling  Tower  200  h.p.  (cools  water  from  boiler)
  1  Air  Receiver  200  cubic  feet/second  (exchanges  air  in  cooling  tower)
  1  Air  Compressor-  150  cubic  feet/minute  capacity
  1  Oil  Heater  and  Cooler  (heats  oil  used  for  mixer  and  presses)
  Block  Washing  Equipment  (washes  mold  release  agent  and  grim  from  buns)
  Laboratory  Equipment  (quality  control  equipment)
  Dewatering  Tank  60  cubic  feet  (cleans  water)
  2  Fork  Trucks
  2  Weight  Scales
  various  tools,  scales  and  product  cleaning  equipment
   Estimated  Cost. . . . . . . . . . . . . . .. . . . . . . . . . . . . . . . . . . . .        380,000

Office  Equipment  and  Computers
  (includes  integrated  computer  system  and  software;  phone  system;  office furniture  and  fixtures,  etc.)
    Estimated  Cost. . . . . . . .. . .. . . . . . . . . . . . . . . . . . . . . . . . .         80,000

Facility  and  Other  Estimated  Costs
  Upfitting  and  manufacturing  facility  preparation (includes wiring, plumbing, racks,  dock  preparation,  etc.)
   Estimated  Cost . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        150,000


Total  Estimated  Working  Capital. . . . . . . . . . . . . . . . . . . . . . . . . . . .     1,350,000
                                                                                            -----------
TOTAL  ESTIMATED  COST  FOR  PROJECT. . . . . . . . . . . . . . . . . . . . . . . . . . .   $ 4,500,000


PROPERTY  AND  FACILITIES

     The plant will be modeled after the cross-linked polyethylene foam manufacturing facilities of TFI already in operation in Australia. CCP will seek to send key employees to train in TFI plant facilities (or a similar manufacturing facility) for 4-6 weeks prior to start up of operations. CCP currently has no agreement with TFI to train CCP employees or to have access to TFI's facilities.

     CCP owns no property. CCP office is located at 6040-A Six Forks Road, Suite 179, Raleigh, North Carolina 27609.

INTELLECTUAL  PROPERTY

     CCP  has  no  intellectual  property.

                         DIRECTORS, EXECUTIVE OFFICERS,
                          PROMOTERS AND CONTROL PERSONS

DIRECTORS  AND  OFFICERS

     The following are CCP's directors and executive officers. The terms of all directors expire at the next annual meeting of shareholders and upon election of their successors. The terms of all officers expire at the next annual meeting of the board of directors and upon the election of the successors of such officers.

          Name                 Age                       Position
          ----                 ---                       --------
  David  R.  Allison           54   President, CFO, and Chairman of the Board of
                                    Directors

  Francis  Ray  Provencher     60   Secretary  and  Director

  Thomas  R.  Shute            63   Director

     DAVID R. ALLISON has been President, CFO and Chairman of the Board of Directors since September, 2002. Mr. Allison founded Custom Craft Packaging, Inc. in 1993, CCP's operating subsidiary. Mr. Allison was the president and Chairman of the Board of Directors of Custom Craft up until the time it was acquired by CCP. From September, 1999 to July 2000 he was vice president of sales for CompuPrint, Inc., a publicly reporting company as of 2002, and is currently the president, CFO and Chairman of the Board of Directors of CompuPrint, Inc. From 1985 to 1993, Mr. Allison was the founder and president of Com-Tech Packaging, Inc., its business included packaging and foam manufacturing. Mr. Allison graduated from the University of Denver with a B.S. degree in Business Administration in 1971.

     FRANCIS "RAY" PROVENCHER has been the treasurer and a director since September, 2002. Since 1994, Mr. Provencher has been the treasurer of Custom Craft Packaging, Inc. Since 1992, Mr. Provencher has been self-employed as an accountant. From 1988 to 1992 he was the controller for J&G Truck Brokers, Inc., a freight brokerage in Wake Forest, North Carolina. From 1984 to 1988 he was the controller for Geobased Systems, Inc., a computer software developer in Research Triangle Park, North Carolina. From 1982 to 1984 he was an accounting instructor at Hardbarger Junior College in Raleigh, North Carolina. Mr. Provencher attended North Carolina State University from 1975 to 1980 and studied accounting. He earned his Public Accountant's Certificate in 1981.

     THOMAS R. SHUTE has been a director since September, 2002. From 1992 to the present, Mr. Shute has been president of Thomas R. Shute, Inc., and engaged as a network and computer mainframe consultant. From 1965 to 1992, Mr. Shute held various positions with IBM. During Mr. Shute's last position with IBM, from 1986 to 1992, he was responsible for building a consulting program for voice and data integration. Mr. Shute earned his B.S. Degree in Chemical Engineering from the University of New Hampshire in 1965. Mr. Shute attended the IBM Systems Research Institute in 1971.

                             EXECUTIVE COMPENSATION

     The following executive compensation disclosure reflects all compensation awarded to, earned by or paid to the Named Executive Officers, as defined below, for the fiscal years ended December 31, 2002, 2001 and 2000. Note that CCP Worldwide was incorporated on September 23, 2002, therefore, there was no compensation to any executive officers in 2000, nor was there any such compensation in 2001. The named executive officers (the "Named Executive Officers") are CCP Worldwide, Inc.'s Chief Executive Officer, Chief Operating Officer and Secretary and the other executive officers of CCP Worldwide who each received in excess of $100,000 in total annual salary and bonus for fiscal year 2002. Compensation is shown in the following table:

                           Summary Compensation Table

                                                        Annual Compensation
                                                    ----------------------------
                                    Fiscal                         Other Annual
    Name and Principal Position     Year     Salary ($)         Compensation ($)
    ---------------------------  --------- -------------   ---------------------

    David  R.  Allison            2002           0                  0
    President, CFO, Chairman      2001           0                  0
    of the Board of Directors     2001           0                  0

    Francis  Ray  Provencher      2002           0                  0
        Secretary, Director       2001           0                  0
                                  2000           0                  0


    Thomas  R.  Shute             2002           0                  0
    Director                      2001           0                  0
                                  2000           0                  0


STOCK  OPTION  GRANTS

     There were no individual grants of stock options to any Executive Officers during the fiscal years ended December 31, 2002, 2001 or 2000.

2002  STOCK  OPTION  PLAN

     We adopted our 2002 Stock Option Plan on September 23, 2002. The plan provides for the grant of options intended to qualify as "incentive stock options", options that are not intended to so qualify or "nonstatutory stock options" and stock appreciation rights. The total number of shares of common stock reserved for issuance under the plan is 500,000, subject to adjustment in the event of a stock split, stock dividend, recapitalization or similar capital change, plus an indeterminate number of shares of common stock issuable upon the exercise of "reload options" described below. We have not yet granted any options or stock appreciation rights under the plan.

     The plan is presently administered by our board of directors, which selects the eligible persons to whom options shall be granted, determines the number of common shares subject to each option, the exercise price therefor and the periods during which options are exercisable, interprets the provisions of the plan and, subject to certain limitations, may amend the plan. Each option granted under the plan shall be evidenced by a written agreement between us and the optionee.

     Options may be granted to our employees (including officers) and directors and certain of our consultants and advisors.

     The exercise price for incentive stock options granted under the plan may not be less than the fair market value of the common stock on the date the option is granted, except for options granted to 10% stockholders which must have an exercise price of not less than 110% of the fair market value of the common stock on the date the option is granted. The exercise price for nonstatutory stock options is determined by the board of directors. Incentive stock options granted under the plan have a maximum term of ten years, except for 10% stockholders who are subject to a maximum term of five years. The term of nonstatutory stock options is determined by the board of directors. Options granted under the plan are not transferable, except by will and the laws of descent and distribution.

     The board of directors may grant options with a reload feature. Optionees granted a reload feature shall receive, contemporaneously with the payment of the option price in common stock, a right to purchase that number of common shares equal to the sum of (i) the number of shares of common stock used to exercise the option, and (ii) with respect to nonstatutory stock options, the number of shares of common stock used to satisfy any tax withholding requirement incident to the exercise of such nonstatutory stock option.

     Also, the plan allows the board of directors to award to an optionee for each share of common stock covered by an option, a related alternate stock appreciation right, permitting the optionee to be paid the appreciation on the option in lieu of exercising the option. The amount of payment to which an optionee shall be entitled upon the exercise of each stock appreciation right shall be the amount, if any, by which the fair market value of a share of common stock on the exercise date exceeds the exercise price per share of the option.

LIMITATION  ON  LIABILITY  AND  INDEMNIFICATION  OF  DIRECTORS  AND  OFFICERS

     Our Certificate of Incorporation eliminates the personal liability of directors to us and our stockholders for monetary damages for breach of fiduciary duty as a director to the fullest extent permitted by Section 102 of the Delaware General Corporation Law, provided that this provision shall not eliminate or limit the liability of a director:

     (i) for any breach of the director's duty of loyalty to us or our stockholders;

     (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

     (iii) arising under Section 174 of the Delaware General Corporation Law (with respect to unlawful dividend payments and unlawful stock purchases or redemptions); or

     (iv) for any transaction from which the director derived an improper personal benefit.

     Additionally, we have included in our Certificate of Incorporation and our Bylaws provisions to indemnify our directors, officers, employees and agents and to purchase insurance with respect to liability arising out of the performance of their duties as directors, officers, employees and agents as permitted by
Section  145  of  the  Delaware  General  Corporation Law.  The Delaware General
Corporation Law provides further that indemnification shall not be deemed exclusive of any other rights to which the directors, officers, employees and agents may be entitled under a company's bylaws, any agreement, vote of stockholders or otherwise.

     The effect of the foregoing is to require us, to the extent permitted by law, to indemnify our officers, directors, employees and agents for any claim arising against such persons in their official capacities if such person acted in good faith and in a manner that he reasonably believed to be in or not opposed to our best interests, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth information regarding the beneficial ownership of our common stock as of January 21, 2003. The information in this table provides the ownership information for:

     a. each person known by us to be the beneficial owner of more than 5% of our common stock;
     b.   each  of  our  directors;
     c.   each  of  our  executive  officers;  and
     d.   our  executive  officers,  directors and director nominees as a group.

     Beneficial ownership has been determined in accordance with Rule 13d-3 of the 1934 Exchange Act and includes voting or investment power with respect to the shares. Unless otherwise indicated, the persons named in the table below have sole voting and investment power with respect to the number of shares indicated as beneficially owned by them. Common stock beneficially owned and percentage ownership are based on 4,995,000 shares outstanding. There are currently no outstanding options or warrants to purchase any common stock.

                                                        AMOUNT OF       PERCENT OF
                                                        COMMON STOCK    CLASS
  NAME AND ADDRESS OF BENEFICIAL    EXECUTIVE OFFICE    BENEFICIALLY    OF COMMON
       OWNER (1)                    HELD (IF ANY)       OWNED (2)       STOCK (3)
----------------------------------  ----------------    -------------  ------------
David R. Allison                    President and        3,000,000          60%
c/o CCP Worldwide, Inc.             Director
6040-A Six Forks Road, Suite 179
Raleigh, North Carolina 27609
All Executive Officers and
Directors as a Group (1person)                           3,000,000          60%
Kaplan Gottbetter & Levenson, LLP                           50,000          <1%

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     In December, 2002, CCP loaned David R. Allison, CCP's President and Chairman of the Board of Directors, $10,000, at 6% interest compounded annually, for a term of one year. The promissory note reflecting this loan is dated
December  19,  2002  and  is  due  December  19,  2003.

     In September, 2002, we issued 50,000 shares of our common stock to KGL Investments, Ltd., the beneficial owner of which is Kaplan Gottbetter & Levenson, LLP, counsel to CCP. The shares were issued in exchange for $2,500 worth of legal services rendered. The shares were valued at $.05 per share.

     We believe that the terms of the above transactions are commercially reasonable and no less favorable to us than we could have obtained from an unaffiliated third party on an arm's length basis. To the extent we may enter into any agreements with related parties in the future, the board of directors has determined that such agreements must be on similar terms.

                            DESCRIPTION OF SECURITIES

     Our authorized capital stock currently consists of 100,000,000 shares of Common Stock, par value $0.001 per share, and 5,000,000 shares of preferred stock, par value $0.0001 per share, the rights and preferences of which may be established from time to time by our Board of Directors. There are 4,995,000 shares of our common stock issued and outstanding if the maximum offering is sold, and no other securities, including without limitation any preferred stock, convertible securities, options, warrants, promissory notes or debentures outstanding.

     The description of our securities contained herein is a summary only and may be exclusive of certain information that may be important to you. For more complete information, you should read our Certificate of Incorporation and its restatements, together with our corporate bylaws.

COMMON  STOCK

     Holders of our common stock are entitled to one vote for each share held on all matters submitted to a vote of stockholders and do not have cumulative voting rights. Accordingly, holders of a majority of the shares of our common stock entitled to vote in any election of directors may elect all of the directors standing for election. Subject to preferences that may be applicable to any shares of preferred stock outstanding at the time, holders of our common stock are entitled to receive dividends ratably, if any, as may be declared from time to time by our board of directors out of funds legally available therefor.

     Upon our liquidation, dissolution or winding up, the holders of our common stock are entitled to receive ratably, our net assets available after the payment of:

     a. all secured liabilities, including any then outstanding secured debt securities which we may have issued as of such time;
     b. all unsecured liabilities, including any then unsecured outstanding secured debt securities which we may have issued as of such time; and
     c.   all  liquidation  preferences on any then outstanding preferred stock.

     Holders of our common stock have no preemptive, subscription, redemption or conversion rights, and there are no redemption or sinking fund provisions applicable to the common stock. The rights, preferences and privileges of holders of common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of preferred stock which we may designate and issue in the future.

PREFERRED  STOCK

     Our board of directors is authorized, without further stockholder approval, to issue up to 5,000,000 shares of preferred stock in one or more series and to fix the rights, preferences, privileges and restrictions of these shares, including dividend rights, conversion rights, voting rights, terms of redemption and liquidation preferences, and to fix the number of shares constituting any series and the designations of these series. These shares may have rights senior to our common stock. The issuance of preferred stock may have the effect of delaying or preventing a change in control of us. The issuance of preferred stock could decrease the amount of earnings and assets available for distribution to the holders of common stock or could adversely affect the rights and powers, including voting rights, of the holders of our common stock. At present, we have no plans to issue any shares of our preferred stock.

DELAWARE  ANTI-TAKEOVER  LAW

     If we close an initial public offering of our securities, and become listed on a national stock exchange or the NASDAQ Stock Market or have a class of voting stock held by more than 2000 record holders, we will be governed by the provisions of Section 203 of the General Corporation Law of Delaware. In general, such law prohibits a Delaware public corporation from engaging in a "business combination" with an "interested stockholder" for a period of three years after the date of the transaction in which the person became an interested stockholder, unless it is approved in a prescribed manner.

     As a result of Section 203 of the General Corporation Law of Delaware, potential acquirers may be discouraged from attempting to effect acquisition transactions with us, thereby possibly depriving holders of our securities of certain opportunities to sell or otherwise dispose of such securities at above-market prices pursuant to such transactions.

REPORTS  TO  STOCKHOLDERS

     We intend to furnish our stockholders with annual reports containing audited financial statements as soon as practical after the end of each fiscal year. Our fiscal year ends December 31.

TRANSFER  AGENT

     We have appointed Continental Stock Transfer & Trust Company, 17 Battery Place, 8th Floor, New York, New York 10004 as transfer agent for our common stock.

                              SELLING STOCKHOLDERS

     All of the shares of CCP common stock offered under this prospectus may be sold by the holders. We will not receive any of the proceeds from sales of shares offered under this prospectus.

     All costs, expenses and fees in connection with the registration of the selling stockholders' shares will be borne by us. All brokerage commissions, if any, attributable to the sale of shares by selling stockholders will be borne by such holders.

     The selling stockholders are offering a total of 1,995,000 shares of CCP common stock. The selling stockholders are not, nor are they affiliated with, broker dealers. The following table sets forth:

     a.   the  name  of  each  person  who  is  a  selling  stockholder;

     b. the number of securities owned by each such person at the time of this offering; and

     c. the number of shares of common stock such person will own after the completion of this offering.

     The column "Shares Owned After the Offering" gives effect to the sale of all the shares of common stock being offered by this prospectus.


                                      NUMBER OF  SHARES OWNED PRIOR TO   SHARES OWNED AFTER THE
                                       SHARES       THE OFFERING               OFFERING
 SELLING STOCKHOLDER                  OFFERED     NUMBER    PERCENTAGE   NUMBER      PERCENTAGE

Anderson, Dennis                        10,000     10,000       *          -0-          -0-

                                      NUMBER OF  SHARES OWNED PRIOR TO   SHARES OWNED AFTER THE
                                       SHARES       THE OFFERING               OFFERING
 SELLING STOCKHOLDER                  OFFERED     NUMBER    PERCENTAGE   NUMBER      PERCENTAGE

Bamby Investments S.A. (1)             150,000    150,000       3%         -0-          -0-

Barker IV, Jetter A.                     5,000      5,000       *          -0-          -0-

Barker, Elenora                          3,500      3,500       *          -0-          -0-

Barnes, Alicia G.                       10,000     10,000       *          -0-          -0-

Callanan, Victoria                      10,000     10,000       *          -0-          -0-

Causey III, James                       10,000     10,000       *          -0-          -0-

Christen, Thomas                       150,000    150,000       3%         -0-          -0-

Conklin, William                        10,000     10,000       *          -0-          -0-

Crystal Overseas Trading Inc. (2)      150,000    150,000       3%         -0-          -0-

Curchod, Roger                          10,000     10,000       *          -0-          -0-

Eikenberry, Erik                        10,000     10,000       *          -0-          -0-

Fahlberg, John                          12,500     12,500       *          -0-          -0-

Handschin, Kurt                         10,000     10,000       *          -0-          -0-

Harlow, Carlton                         10,000     10,000       *          -0-          -0-

Harlow, Claude                           5,000      5,000       *          -0-          -0-

Harlow, Julia                            5,000      5,000       *          -0-          -0-

Ignacio, Dara S.                        10,000     10,000       *          -0-          -0-

KGL Investments, Ltd. (3)               50,000     50,000       *          -0-          -0-

Lane, Jr., Ollen                        10,000     10,000       *          -0-          -0-

Ledford, Donald                         15,000     15,000       *          -0-          -0-

Lee, Judith                              5,000      5,000       *          -0-          -0-

Lupercio, Janet                         10,000     10,000       *          -0-          -0-

MacDonald, Gina                         10,000     10,000       *          -0-          -0-

McDowell, Scott                         25,000     25,000       *          -0-          -0-

Ming Capital Enterprises, Inc. (4)     150,000    150,000      3%          -0-          -0-

Murphy, Michael W.                      10,000     10,000      *           -0-          -0-

Noyola, Nelson                          10,000     10,000      *           -0-          -0-

Parker, Lisa                            10,000     10,000      *           -0-          -0-

                                      NUMBER OF  SHARES OWNED PRIOR TO   SHARES OWNED AFTER THE
                                       SHARES       THE OFFERING               OFFERING
 SELLING STOCKHOLDER                  OFFERED     NUMBER    PERCENTAGE   NUMBER      PERCENTAGE

Partner Marketing AG (5)               150,000    150,000      3%          -0-          -0-

Private Investment Company Ltd. (6)    150,000    150,000      3%          -0-          -0-

Reginato, Travis                        10,000     10,000      *           -0-          -0-

Russenberger, Christian                 10,000     10,000      *           -0-          -0-

Schopper, Hans                         150,000    150,000      3%          -0-          -0-

Seloz Gestion & Finance SA (7)         150,000    150,000      3%          -0-          -0-

Shute, Thomas R.                        10,000     10,000      *           -0-          -0-

Smitherman, Jr., James                  12,000     12,000      *           -0-          -0-

Smitherman, Susan                       12,000     12,000      *           -0-          -0-

Syrah Invest Corp. (8)                 150,000    150,000      3%          -0-          -0-

Terraco Holding SA (9)                 150,000    150,000      3%          -0-          -0-

Turf Holding Inc. (10)                 150,000    150,000      3%          -0-          -0-

Watson, Charles                          5,000      5,000      *           -0-          -0-

Total                                1,995,000  1,995,000     100%         -0-          -0-


*    Indicates  less  than  one  percent  of the total outstanding common stock.

(1)  The  beneficial  owner  of  Bamby  Investments  SA  is  Camille  Escher.

(2)  The  beneficial owner of Crystal Overseas Trading, Inc. is Daniele Cimmino.

(3)  The  beneficial  owners of KGL Investments, Ltd. are Steven M. Kaplan, Adam
     S. Gottbetter and Paul R. Levenson (all of whom are the partners of Kaplan Gottbetter & Levenson, LLP, our legal counsel).

(4)  The  beneficial  owner  of  Ming  Capital  Enterprises, Ltd. is U.K. Menon.

(5)  The  beneficial  owner  of  Partner  Marketing  AG  is  Karl  Volger.

(6)  The beneficial owner of Private Investment Company Ltd. is Martin Christen.

(7)  The  beneficial  owner  of  Seloz  Gestion  &  Finance S.A. is Rene Belser.

(8) The beneficial owner of Syrah Investment Corporation is Engelbert Schreiber jun.

(9)  The  beneficial  owner  of  Terraco  Holding  SA  is  Dagmar  Papenberg.

(10) The  beneficial  owner  of  Turf  Holding  is  Vijendran  Poniah.

                              PLAN OF DISTRIBUTION

     The selling stockholders may, from time to time, sell any or all of their shares of common stock covered by this prospectus on any stock exchange, market or trading facility on which the shares are then traded or in private transactions at a price of $.10 per share until our shares are quoted on the Over-the-Counter Bulletin Board ("OTCBB") and thereafter at prevailing market prices or privately negotiated prices. We will pay the expense incurred to register the shares being offered by the selling stockholders for resale, but the selling stockholders will pay any underwriting discounts and brokerage commissions associated with these sales. The commission or discount which may be received by any member of the National Association of Securities Dealers, Inc. in connection with these sales will not be greater than 8%. The selling stockholders may use any one or more of the following methods when selling shares:

     a. ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

     b. block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

     c. purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

     d.   privately  negotiated  transactions;  and

     e.   a  combination  of  any  such  methods  of  sale.

     In addition, any shares that qualify for sale under Rule 144 may be sold under Rule 144 rather that through this prospectus.

     In offering the shares covered by this prospectus, the selling stockholders and any broker-dealers who execute sales for the selling stockholders may be deemed to be an "underwriter" within the meaning of the Securities Act in connection with such sales. Any profits realized by the selling stockholders and the compensation of any broker-dealer may be deemed to be underwriting discounts and commissions. None of the selling shareholders are broker-dealers or affiliates of broker dealers. There are no standby arrangements or agreements with any broker-dealers or underwriting firms to resell on behalf of the selling shareholders.

     Selling shareholders may sell their shares in all 50 states in the U.S. Further, CCP will be profiled in the Standard & Poor's publications or "manuals". The Standard & Poor's manuals are widely subscribed to by broker/dealers, market makers, institutional investors, university libraries and public libraries. A company that is profiled in the Standard & Poor's manuals obtains a "manual" exemption from state securities regulations for secondary trading purposes in the thirty-five states where there is a provision for manual exemption.

     We have advised the selling stockholders that while they are engaged in a distribution of the shares included in this prospectus they are required to comply with Regulation M promulgated under the Securities Exchange Act of 1934, as amended. With certain exceptions, Regulation M precludes the selling stockholders, any affiliated purchasers, and any broker-dealer or other person who participates in the distribution from bidding for or purchasing, or attempting to induce any person to bid for or purchase any security which is the subject of the distribution until the entire distribution is complete. Regulation M also prohibits any bids or purchases made in order to stabilize the price of a security in connection with the distribution of that security. All of the foregoing may affect the marketability of the shares offered in this prospectus.

     This offering will terminate on the earlier of (i) the date that all shares offered by this prospectus have been sold by the selling shareholders, (ii) twenty-four (24) months from the effective date of the Registration Statement on Form SB-2 that we have filed with the SEC, or (iii) the date all of the selling shareholders may sell all of the shares described herein without restriction by the volume limitations of Rule 144(k) of the Securities Act.

                            MARKET FOR COMMON EQUITY

SHARES  ELIGIBLE  FOR  FUTURE  SALE

MARKET  INFORMATION

     There is no public trading market on which CCP's Common Stock is traded. CCP has engaged a broker/dealer to file a Form 211 with the National Association of Securities Dealers ("NASD") in order to allow the quotation of CCP's common stock on the Over-the-Counter Bulletin Board (OTCBB). There is no assurance that our common stock will be included on the OTCBB.

     There  are  forty-three  (43)  record  holders  of  common  equity.

     There are no outstanding options or warrants to purchase, or securities convertible into, common equity of CCP.

     We have outstanding 4,995,000 shares of our common stock. Of these shares, 1,995,000 shares will be freely tradable without restriction under the Securities Act unless held by our "affiliates" as that term is defined in Rule
144 under the Securities Act. These shares will be eligible for sale in the public market, subject to certain volume limitations and the expiration of applicable holding periods under Rule 144 under the Securities Act. Non-affiliates currently hold 1,995,000 shares of our common stock, 40% of our outstanding shares. In general, under Rule 144 as currently in effect, a person (or persons whose shares are aggregated) who has beneficially owned restricted shares for at least one year (including the holding period of any prior owner or affiliate) would be entitled to sell within any three-month period a number of shares that does not exceed the greater of (1) one percent of the number of shares of common stock then outstanding or (2) the average weekly trading volume of the common stock during the four calendar weeks preceding the filing of a Form 144 with respect to such sale. Sales under Rule 144 are also subject to certain manner of sale provisions and notice requirements and to the availability of current public information about us. Under Rule 144(k), a person who is not deemed to have been an affiliate of us at any time during the three months preceding a sale, and who has beneficially owned the shares proposed to be sold for at least two years (including the holding period of any prior owner except an affiliate), is entitled to sell such shares without complying with the manner of sale, public information, volume limitation or notice provisions of Rule 144.

     We can offer no assurance that an active public market in our shares will develop. Future sales of substantial amounts of our shares in the public market could adversely affect market prices prevailing from time to time and could impair our ability to raise capital through the sale of our equity securities.

                                LEGAL PROCEEDINGS

     We do not believe there are any pending or threatened legal proceedings that, if adversely determined, would have a material adverse effect on us.

                                  LEGAL MATTERS

     Certain legal matters, including the legality of the issuance of the shares of common stock offered herein, are being passed upon for us by our counsel, Kaplan Gottbetter & Levenson, LLP, 630 Third Avenue, New York, New York 10017.

                                     EXPERTS

     The financial statements of CCP Worldwide, Inc., for the year ended December 31, 2001, have been included herein and in the registration statement in reliance upon the report of Rogoff & Company, P.C., independent certified public accountants, appearing elsewhere herein, and upon the authority of that firm as experts in accountant and auditing.

                       WHERE YOU CAN FIND MORE INFORMATION

     We have not previously been required to comply with the reporting requirements of the Securities Exchange Act. However, once this registration statement becomes effective we will be required to file quarterly and annual reports and other information with the Securities and Exchange Commission.

     We have filed with the SEC a registration statement on Form SB-2 to register the securities offered by this prospectus. The prospectus is part of the registration statement, and, as permitted by the SEC's rules, does not contain all of the information in the registration statement. For future information about us and the securities offered under this prospectus, you may refer to the registration statement and to the exhibits and schedules filed as a part of the registration statement. You can review the registration statement and its exhibits at the public reference facility maintained by the SEC at Judiciary Plaza, Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. The registration statement is also available electronically on the World Wide Web at http://www.sec.gov.

                          INDEX TO FINANCIAL STATEMENTS

                       CCP Worldwide, Inc. and Subsidiary

Auditors'  Report . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     F-1

Consolidated  Balance  Sheets  of  December  31,  2001,  and  September 30, 2002
      (unaudited) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     F-2

Consolidated  Income  Statements for the years ended December 31, 2001 and
      2000, and  the  nine  months  ended  September  30, 2002 and 2001
      (unaudited) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      F-3

Consolidated  Statements of Cash Flows for the years ended December 31, 2001 and 2000,  and  the  nine  months  ended  September  30, 2002, and 2001
      (unaudited) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      F-4

Consolidated  Statement  of  Shareholders'  Equity as of and for the nine months
      ended  September  30,  2002  (unaudited) . . . . . . . . . . . . . . . . . ..      F-5

Notes  to  Consolidated  Financial  Statements. . . . . . . . . . . . . . . . . . .      F-6

                     [Letterhead of Rogoff & Company, P.C.]





                          Independent Auditors' Report
                          ----------------------------


To  the  Board  of  Directors  and  Shareholders
CCP  Worldwide,  Inc.:

We have audited the accompanying consolidated balance sheet of CCP Worldwide, Inc. and subsidiary as of December 31, 2001, and the related consolidated income statements, statements of cash flows and of shareholders' equity for the years ended December 31, 2001 and 2000. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

We conducted our audit in accordance with U.S. generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of CCP Worldwide, Inc. and subsidiary at December 31, 2001, and the results of their operations and their cash flows for the years ended December 31, 2001 and 2000 in conformity with U.S. generally accepted accounting principles.


/s/Rogoff  &  Company,  P.C.

New  York,  New  York
November  20,  2002

                       CCP WORLDWIDE, INC. and Subsidiary
                           Consolidated Balance Sheets


                                            September 30,
                                                2002       December 31,
                                             (Unaudited)       2001
                                            -------------  ------------
                           ASSETS
                           -------
Current assets:
   Cash                                     $     14,248   $     4,905
   Accounts receivable, net of allowance
   for doubtful accounts of $2,000                27,168        33,551
   Loan to shareholder                             4,117        15,100
                                             ------------  ------------
   Total current assets                           45,533        53,556
                                             ------------  ------------

Fixed assets:
   Office furniture and equipment                  1,525         1,525
   Accumulated depreciation                       (1,525)       (1,438)
                                             ------------  ------------
   Total fixed assets                                  -            87
                                             ------------  ------------
Total assets                                 $    45,533   $    53,643
                                             ============  ============



               LIABILITIES and SHAREHOLDERS' EQUITY
               ------------------------------------

Liabilities:
   Accounts payable                          $    34,676   $    54,788
                                             ------------  ------------

Shareholders' equity:
   Preferred stock, $0.0001 par value,
   5,000,000 shares authorized, no
   shares outstanding                                  -             -
   Common stock, $0.001 par value,
   100,000,000 shares authorized, 3,000,000
   and 3,141,500 shares outstanding                3,142         3,000
Additional paid in capital                        11,508             -
Retained earnings (deficit)                       (3,793)       (4,145)
                                             ------------  ------------
Total shareholders' equity                        10,857        (1,145)
                                             ------------  ------------

Total liabilities and shareholders' equity   $    45,533   $    53,643
                                             ============  ============




See accompanying notes to financial statements.

                       CCP WORLDWIDE, INC. and Subsidiary

                         Consolidated Income Statements

                                                                Nine Months Ended
                                                                   September 30,
                                     Years Ended December 31,     2002         2001
                                                             ------------ ------------
                                        2001        2000             (Unaudited)
                                     ----------  ----------
Net sales                            $  399,848  $  486,989  $    250,585  $  324,439
Cost of sales                           344,511     413,291       214,848     277,494
                                     ----------  ----------  ------------  ----------
   Gross margin                          55,337      73,698        35,737      46,945
                                     ----------  ----------  ------------  ----------

Selling, general and
   administrative expenses               21,656      13,807        15,898       6,412
Depreciation                                 55          95            87         -
                                     ----------  ----------  ------------  ----------
   Total expenses                        21,711      13,902        15,985       6,412
                                     ----------  ----------  ------------  ----------

Income before income
   taxes - historical                    33,626      59,796        19,752      40,533
                                     ----------  ----------  ------------  ----------

Proforma income taxes - current:
   Federal                                5,044       9,949         2,963       6,080
   State                                  2,320       4,126         1,363       2,797
                                     ----------  ----------  ------------  ----------
   Total proforma income taxes            7,364      14,075         4,326       8,877
                                     ----------  ----------  ------------  ----------

Net income - proforma                $   26,262  $   45,721  $     15,426  $   31,656
                                     ==========  ==========  ============  ==========


Weighted average common
   shares outstanding                 3,000,000   3,000,000     3,003,669   3,000,000
                                     ==========  ==========  ============  ==========
Income per common share - basic and
   fully diluted                     $    0.009  $    0.015  $      0.005  $    0.011
                                     ==========  ==========  ============  ==========



See accompanying notes to financial statements.

                       CCP WORLDWIDE, INC. and Subsidiary

                      Consolidated Statements of Cash Flows

                                                                            Nine Months Ended
                                                                               September 30,
                                                 Years Ended December 31,     2002         2001
                                                                         ------------ ------------
                                                    2001        2000             (Unaudited)
                                                 ----------  ----------           ---------
Cash flows from operating activities:
   Net Income - historical                       $   33,626  $  59,796   $    19,752   $   40,533
   Adjustments to reconcile net income to
   net cash provided by operating activities:
     Depreciation                                        55         95            87          -
     Common stock for services                            -          -         2,500          -
     Increase (decrease) in operating
     assets and liabilities:
     Accounts receivable                             13,059    (25,006)        6,383       19,724
     Other assets                                    (7,100)    (4,966)       10,983       (8,665)
     Accounts payable                                   (32)    28,302       (20,112)     (12,705)
                                                 ----------  ----------  ------------  ----------
     Net cash  provided by operating activities      39,608     58,221        19,593       38,887
                                                 ----------  ----------  ------------  ----------


Cash flows from financing activities:
   Distributions to shareholders                    (34,675)   (59,850)      (19,400)     (30,450)
   Common stock issued for cash                         -            -         9,150          -
                                                 ----------  ----------  ------------  ----------
   Net cash used by financing activities            (34,675)   (59,850)      (10,250)     (30,450)
                                                 ----------  ----------  ------------  ----------

 Net increase (decrease) in cash                      4,933     (1,629)        9,343        8,437
Cash - beginning of period                              (28)     1,601         4,905          (28)
                                                 ----------  ----------  ------------  ----------
Cash - end of period                             $    4,905  $     (28)  $    14,248   $    8,409
                                                 ==========  ==========  ============  ==========

See accompanying notes to financial statements.

                       CCP WORLDWIDE, INC. and Subsidiary

                 Consolidated Statements of Shareholders' Equity
      (Information as of and for the nine months ended September 30, 2002 is unaudited)

                                      Common Stock
                                      ------------  Additional
                                    Number            Paid-in    Retained
                                  of Shares  Amount   Capital    Earnings     Total
                                  ---------  -------  --------  ----------  ---------
Balance, January 1, 2000          3,000,000  $ 3,000  $    -    $  (3,042)  $    (42)
   Net income - 2000 - historical      -          -        -       59,796     59,796
   Distributions to shareholder        -          -        -      (59,850)   (59,850)
                                  ---------  -------  --------  ----------  ---------
Balance, December 31, 2000        3,000,000    3,000       -       (3,096)       (96)
  Net income - 2001 - historical       -          -        -       33,626     33,626
  Distributions to shareholder         -          -        -      (34,675)   (34,675)
                                  ---------  -------  --------  ----------  ---------
Balance, December 31, 2001        3,000,000    3,000         -     (4,145)    (1,145)
  Net income, nine months ended        -
   September 30, 2002 - historical     -        -         -        19,752     19,752
  Distributions to shareholder         -        -         -       (19,400)   (19,400)
  Common stock issued for services   50,000       50     2,450        -        2,500
  Common stock issued for cash       91,500       92     9,058        -        9,150
                                  ---------  -------  --------  ----------  ---------
Balance, September 30, 2002       3,141,500  $ 3,142  $ 11,508  $  (3,793)  $ 10,857
                                  =========  =======  ========  ==========  =========


See accompanying notes to financial statements.

                       CCP WORLDWIDE, INC. and Subsidiary
                   Notes to Consolidated Financial Statements
 (Information as of and for the nine months ended September 30, 2002 and 2001 is unaudited)


Note  A  -  Basis Of Presentation And Summary Of Significant Accounting Policies
--------------------------------------------------------------------------------

Business  Combination  and  Consolidation.
------------------------------------------
CCP Worldwide, Inc. ("CCP") was incorporated under the laws of Delaware on September 23, 2002. On that date it issued 3,000,000 shares of common stock to David R. Allison in exchange for 100% of the outstanding stock of Custom Craft Packaging, Inc. ("Custom Craft") owned by Mr. Allison. The acquisition has been accounted for at historical cost as a combination of companies under common control. Retroactive effect has been given to the combination in the accompanying financial statements.

All significant intercompany transactions and balances have been eliminated in consolidation.

Business  Activity.
-------------------
Since 1993, Custom Craft has been a broker in the packaging business. Between September 23, 2002 and September 30, 2002 the only operations of CCP were the incurrence of $2,500 expense related to organization costs.

Capital  Structure
------------------
The authorized capital Stock of CCP consists of 100,000,000 shares of common stock, par value $0.001 per share; and 5,000,000 shares of preferred stock, par value $0.0001 per share. Three million (3,000,000) shares of CCP common stock were issued for all of the equity of Custom Craft on September 23, 2002.

Revenue  Recognition
--------------------
Revenue from brokered sales of packaging materials is recognized when such materials are delivered by the supplier to the customer.

Inventories.
------------
Inventories, if any, are valued at cost using the first-in first-out method. In the normal course of its brokerage transactions, Custom Craft normally does not take possession of any inventory.

Fixed  Assets.
--------------
Fixed assets consist of minor office equipment that is being depreciated using the straight-line method over a useful life of three years.

Income  Taxes.
--------------
During the reporting periods presented, Custom Craft was subject to the provisions of Subchapter "S" of the Internal Revenue Code, whereby the net income of the company was taxed to the sole shareholder rather than to the company. As a result, the historical financial statements of Custom Craft do not include a provision for corporate income taxes. In the accompanying consolidated financial statements, a proforma provision for income taxes has been made which represents the taxes that would have been provided had the business been operated as a Subchapter "C" corporation.

Earnings  Per  Share.
---------------------
Earnings per share is based on the weighted average number of shares outstanding during each period including stock equivalents when dilutive, after giving retroactive effect to the exchange of CCP shares for Custom Craft shares, as if the CCP shares were outstanding for all periods.

                       CCP WORLDWIDE, INC. and Subsidiary
                   Notes to Consolidated Financial Statements
(Information as of and for the nine months ended September 30, 2002 and 2001 is unaudited)



Note  A - Basis Of Presentation And Summary Of Significant Accounting Policies -
--------------------------------------------------------------------------------
Continued
---------

Organization  Costs.
--------------------
Organization  costs  have  been  charged  to  expense  as  incurred.

Interim  Financial  Information.
--------------------------------
The accompanying financial statements as of September 30, 2002 and for the nine months ended September 30, 2002 and 2001 are unaudited but, in the opinion of management, reflect all adjustments (consisting only of normal and recurring adjustments) necessary for a fair presentation in accordance with United States generally accepted accounting principles. Operating results for interim periods are not necessarily indicative of annual operating results that may be achieved.

Use  of  Estimates
------------------
The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates.

Advertising  Costs
------------------
Advertising  costs  are  charged  to  expense  as  incurred.

Note  B  -  Concentration  of  Credit  Risk
-------------------------------------------
The Company places its cash at various banking institutions. At times, such amounts might be in excess of the FDIC insurance limit. The company performs ongoing credit evaluations of its customers' financial condition and, generally, requires no collateral from its customers.

Note  C  -  Major  Customers
----------------------------
In 2000 Custom Craft had four customers that accounted for 46%, 11%, 10% and 10% of net sales. In 2001 Custom Craft had three customers that accounted for 61%, 11% and 8% of net sales. During the nine months ended September 30, 2001 Custom Craft had three customers that accounted for 59%, 10% and 9% of net sales. During the nine months ended September 30, 2002 Custom Craft had three customers that accounted for 72%, 9% and 7% of net sales.

At December 31, 2001 one customer accounted for 74% of accounts receivable. At September 30, 2002, one customer accounted for 90% of accounts receivable.

Note  D  -  Income  Taxes
-------------------------
The company has no significant timing differences between book and tax income and, accordingly, has not recorded any provision for deferred taxes. During the reporting periods presented, Custom Craft was subject to the provisions of Subchapter "S" of the Internal Revenue Code, whereby the net income of the company was taxed to the sole shareholder rather than to the company. As a result, the historical financial statements of Custom Craft do not include a provision for corporate income taxes. In the accompanying consolidated financial statements, a proforma provision for income taxes has been made which represents the taxes that would have been provided had the business been operated as a Subchapter "C" corporation. All such provisions are for current proforma taxes at statutory tax rates.

                       CCP WORLDWIDE, INC. and Subsidiary
                   Notes to Consolidated Financial Statements
(Information as of and for the nine months ended September 30, 2002 and 2001 is unaudited)




Note  E  -  Capital  Transactions
---------------------------------
The initial issuance of 3,000,000 shares of common stock is described in Note A. Also, in September 2002 CCP issued 50,000 shares of common stock in exchange for consulting services valued at $2,500; and 91,500 shares of common stock for cash, at $0.10 per share, to seven individuals pursuant to a private offering memorandum.

Note  F  -  Stock  Option  Plan
-------------------------------
The company adopted its 2002 Stock Option Plan on September 23, 2002. The plan provides for the grant of options intended to qualify as "incentive stock options;" options that are not intended to so qualify ("non-statutory stock options"); and stock appreciation rights. The total number of shares of CCP common stock reserved for issuance under the plan is 500,000, subject to adjustment in the event of a stock split, stock dividend, recapitalization or similar change; plus an indeterminate number of shares issuable upon the exercise of "reload options". No options have been granted under the plan.

Note  G  -  Comprehensive  Income
---------------------------------
The  company  has  no  components of comprehensive income other than net income.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM  24.   INDEMNIFICATION  OF  DIRECTORS  AND  OFFICERS.

     The Company's Certificate of Incorporation provides that the Company shall, to the fullest extent permitted by Section 145 of the Delaware General Corporate Law ("DGCL"), as amended from time to time, indemnify its officers and directors.

     Section 145 of the DGCL permits a corporation, under specified circumstances, to indemnify its directors, officers, employees or agents against expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by them in connection with any action, suit or proceeding brought by third parties by reason of the fact that they were or are directors, officers, employees or agents of the corporation, if such directors, officers, employees or agents acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reason to believe their conduct was unlawful. In a derivative action, i.e., one by or in the right of the corporation, indemnification may be made only for expenses actually and reasonably incurred by directors, officers, employees or agents in connection with the defense or settlement of any action or suit, and only with respect to a matter as to which they shall have acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made if such person shall have been adjudged liable to the corporation, unless and only to the extent that the court in which the action or suit was brought shall determine upon application that the defendant directors, officers, employees or agents are fairly and reasonably entitled to indemnity for such expenses despite such adjudication of liability.

     The Company's Certificate of Incorporation contains a provision which eliminates, to the fullest extent permitted by the DGCL, director liability for monetary damages for breaches of the fiduciary duty of care or any other duty as a director.

     Article X of the Registrant's certificate of incorporation provide as follows:

                                    ARTICLE X
                      LIMITATION ON LIABILITY OF DIRECTORS;
                   INDEMNIFICATION OF DIRECTORS AND OFFICERS;
                         PERSONAL LIABILITY OF DIRECTORS

     (i) To the fullest extent permitted by the GCL, a director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. Neither any amendment nor repeal of this Article X nor the adoption of any provision of this Certificate of Incorporation inconsistent with this Article X shall eliminate or reduce the effect of this Article X in respect of any matter occurring, or any cause of action, suit or claim that, but for this Article X, would accrue or arise, prior to such amendment, repeal or adoption of an inconsistent provision.

     (ii) The Corporation shall indemnify each of the Corporation's directors and officers in each and every situation where, under Section 145 of the GCL, as amended from time to time ("Section 145"), the Corporation is permitted or empowered to make such indemnification. The Corporation may, in the sole discretion of the Board of Directors of the Corporation, indemnify any other person who may be indemnified pursuant to Section 145 to the extent that the Board of Directors deems advisable, as permitted by
     Section  145.

     (iii) No person shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided, however, that the foregoing shall not eliminate or limit the liability of a director of the Corporation, (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law , (iii) under Section 174 of the GCL or (iv) for any transaction from which the director derived an improper personal benefit. If the GCL is subsequently amended to further eliminate or limit the liability of a director, then a director of the Corporation, in addition to the circumstances in which a director is not personally liable as set forth in the preceding sentence, shall not be liable to the fullest extent permitted by the amended GCL. For purposes of this Article X, "fiduciary duty as a director" shall include any fiduciary duty arising out of service at the Corporation's request as a director of another corporation, partnership, joint venture or other enterprise, and "personal liability to the Corporation or its stockholders" shall include any liability to such other corporation, partnership, joint venture, trust or other enterprise and any liability to the Corporation in its capacity as a security holder, joint venturer, partner, beneficiary, creditor or investor of or in any such other corporation, partnership, joint venture, trust or other enterprise.

ITEM  25.   EXPENSES  OF  ISSUANCE  AND  DISTRIBUTION.

     The other expenses payable by the Registrant in connection with the issuance and distribution of the securities being registered are estimated as follows:

     Securities  and  Exchange  Commission  Registration  Fee  $    55.00
     Legal  Fees                                                65,000.00
     Accounting  Fees                                            9,000.00
     Printing  and  Engraving                                    3,500.00
     Miscellaneous                                               1,700.00
                                                              ------------

      TOTAL                                                   $ 79,255.00

ITEM  26.   RECENT  SALES  OF  UNREGISTERED  SECURITIES.

     In September, 2002, CCP issued 50,000 shares of its common stock to KGL Investments, Ltd., the beneficial owner of which is Kaplan Gottbetter & Levenson, LLP, counsel to the Company. The shares were issued in exchange for $2,500 worth of legal services rendered, which included corporate formation and corporate governance. The shares were valued at $.05 per share.

     From November, 2002 to January, 2003, CCP sold 1,945,000 shares of its common stock at $.10 per share for a total of $194,500. The shares were sold to 26 accredited investors, and to 14 foreign investors who had access to all material information pertaining to the Company. These investors were personal business acquaintance of CCP's officers. The sales were a private transaction without registration in reliance on the exemptions provided by Section 4(2), Rule 506 of Regulation D and Regulation S of the Securities Act of 1933, as amended. A private placement memorandum was provided to these investors.

     In December, 2002, CCP loaned David R. Allison, CCP's President and Chairman of the Board of Directors, $10,000, at 6% interest compounded annually, for a term of one year. The promissory note reflecting this loan is dated
December  19,  2002  and  is  due  December  19,  2003.

     The issuances of securities described above were deemed to be exempt from registration under the Securities Act in reliance on Section 4(2) of the Securities Act as transactions by an issuer not involving a public offering. The Company made the determination that each investor had enough knowledge and experience in finance and business matters to evaluate the risks and merits of the investment. There was no general solicitation or general advertising used to market the securities. Also, these investors were given a private placement memorandum containing the kind of information normally provided in a prospectus. All purchasers represented in writing that they acquired the securities for their own accounts. A legend was placed on the stock certificates stating that the securities have not been registered under the Securities Act and cannot be sold or otherwise transferred without an effective registration or an exemption therefrom.

ITEM  27.   EXHIBITS.

  Exhibit
  Number        Description
---------       ----------------------------------------------------------------

  3.1     -     Certificate  of  Incorporation

  3.2     -     By-Laws

  4.1     -     Specimen  Certificate  of  Common  Stock

  4.2     -     Promissory  Note for $10,000, dated December 19, 2002, issued to
                CCP  Worldwide,  Inc.  by  David  R.  Allison

  5.1     -     Form  of  Opinion  of  Counsel

 10.1     -     Stock  Option  Plan  of  2002

 21.1     -     List  of  Subsidiaries

  Exhibit
  Number       Description
---------      -----------------------------------------------------------------

 23.1     -     Accountant's  Consent

 23.2     -     Counsel's  Consent  to  Use  Opinion  (included  in Exhibit 5.1)

ITEM  28.   UNDERTAKINGS.

     The  Registrant  undertakes  to:

     (1) File, during any period in which it offers or sales securities, a post-effective amendment to this registration statement to:

          (i) Include any prospectus required by Section 10(a)(3) of the Securities Act;

          (ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424
               (b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

          (iii) Include any additional or changed material information on the plan of distribution.

     (2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

     (3) File a post-effective amendment to remove from registration any of the securities that remain unsold at then end of the offering.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to any provisions contained in its Certificate of Incorporation, or by-laws, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in Raleigh, North Carolina on January 21, 2003.

                                              CCP  Worldwide,  Inc.


                                              By:
                                                  -----------------------------
                                                   David  R.  Allison
                                                   President, CFO, Treasurer and
                                                   Chairman  of  the  Board


     In accordance with the requirements of the Securities Act of 1933, the registration statement was signed by the following persons in the capacities and on the dates stated.


          Signature                    Title                                 Dated

                         President, CFO, Treasurer and Chairman of the    January 21, 2003
------------------------
     David R. Allison    Board



                         Secretary, Principal Accounting Officer,         January 21, 2003
------------------------
Francis  Ray  Provencher Director

                         Director                                         January 21, 2003
------------------------
      Thomas R. Shute


                               CCP WORLDWIDE, INC.
                                  EXHIBIT INDEX

  Exhibit
  Number        Description
---------       ----------------------------------------------------------------

  3.1     -     Certificate  of  Incorporation

  3.2     -     By-Laws

  4.1     -     Specimen  Certificate  of  Common  Stock

  4.2     -     Promissory Note  for $10,000, dated December 19, 2002, issued to
                CCP  Worldwide,  Inc.  by  David  R.  Allison

  5.1     -     Form  of  Opinion  of  Counsel

 10.1     -     Stock  Option  Plan  of  2002

 21.1     -     List  of  Subsidiaries

 23.1     -     Accountant's  Consent

 23.2     -     Counsel's  Consent  to  Use  Opinion  (included  in Exhibit 5.1)